Exhibit 99.1

VICI Properties Inc. Announces Results of Early Participation in
Exchange Offers and Consent Solicitations and Extension of Exchange Offers

New York, NY, September 27, 2021 – VICI Properties Inc. (NYSE: VICI) (the “Company”) announced that its wholly owned subsidiaries, VICI Properties L.P., a Delaware limited partnership (“VICI LP”), and VICI Note Co. Inc., a Delaware corporation (the “VICI Co-Issuer” and, together with VICI LP, the “VICI Issuers”), have received consents from holders representing in excess of a majority in principal amount (the “Requisite Consents”) to adopt the Proposed Amendments (as defined herein) with respect to all of the outstanding notes of MGM Growth Properties Operating Partnership LP (the “MGP OP”)and MGP Finance Co-Issuer, Inc. (the “MGP Co-Issuer” and, together with the MGP OP, the “MGP Issuers”) (the “MGP Notes”) pursuant to their previously announced (i) private offers to certain eligible holders of MGP Notes to exchange (the “Exchange Offers”) any and all outstanding MGP Notes for up to an aggregate principal amount of $4.20 billion of new notes issued by the VICI Issuers (the “VICI Exchange Notes”), and (ii) related solicitations of consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”). The Company also announced the extension of the expiration date of the Exchange Offers from 5:00 p.m., New York City time, on October 12, 2021, to 5:00 p.m., New York City time, on December 31, 2021 (such date and time, as the same may be further extended, the “Expiration Date”). The settlement date for the Exchange Offers and the Consent Solicitations is expected to occur promptly after the Expiration Date (the “Settlement Date”) and is expected to occur on or about the closing date of the previously announced Mergers (as defined herein), which are currently expected to close in the first half of 2022. To the extent the consummation of the Mergers is not anticipated to occur on or before the then-anticipated Settlement Date, for any reason, the VICI Issuers anticipate continuing to extend the Expiration Date until such time that the Mergers may be consummated on or before the Settlement Date. Tenders of MGP Notes in the Exchange Offers may be withdrawn at any time prior to the Expiration Date; however, consents delivered in the Consent Solicitations with respect to each series of MGP Notes may no longer be revoked.

The consents received in the Consent Solicitations permit the MGP Issuers to eliminate or modify certain of the covenants, restrictions, provisions and events of default (such amendments, as further described in the Offering Memorandum (as defined herein), the “Proposed Amendments”) in each of the indentures governing the MGP Notes (each, an “MGP Indenture” and, collectively, the “MGP Indentures”). Accordingly, the MGP Issuers have executed supplemental indentures (the “MGP Supplemental Indentures”) to each of the MGP Indentures to effect the Proposed Amendments approved in the Consent Solicitations. The Proposed Amendments effectuated by the MGP Supplemental Indentures will become operative only on the Settlement Date.

The Exchange Offers and Consent Solicitations are being conducted in connection with, and are conditioned upon the completion of, the previously announced Mergers, which are currently expected to close in the first half of 2022, subject to customary closing conditions, regulatory approvals and approval by the stockholders of the Company. Pursuant to the Master Transaction Agreement, dated as of August 4, 2021, on or prior to the closing date under the Master Transaction Agreement, the Company will contribute its interest in VICI LP to VICI Properties OP LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“New VICI Operating Company”), which will serve as a new operating company for the Company. Following the contribution transaction, MGM Growth Properties LLC (“MGP”) will merge with and into Venus Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of VICI LP (“REIT Merger Sub”), with REIT Merger Sub surviving the merger (the “REIT Merger”). Immediately following consummation of the REIT Merger, REIT Merger Sub will distribute the interests of the general partner of the MGP OP to VICI LP and, immediately following such distribution, REIT Merger Sub will merge with and into the MGP OP, with the MGP OP surviving the merger (together with the REIT Merger, the “Mergers”).

As a result of the execution of the MGP Supplemental Indentures and the elimination of the Change of Control covenants in connection therewith, $4.242 billion in committed financing representing Tranche 2 of the Bridge Facility (as defined in the Debt Commitment Letter (as defined herein)) was terminated in accordance with the terms of the debt commitment letter, dated as of August 4, 2021, by and among Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc. and any other lenders party thereto (the “Debt Commitment Letter”).

As of 5:00 p.m., New York City time, on September 24, 2021 (the “Early Tender Date”), the principal amounts of MGP Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked). For each $1,000 principal amount of MGP Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date, eligible holders of MGP Notes are eligible to receive $1,000 principal amount of VICI Exchange Notes of the applicable series, plus a consent payment (the “Consent Payment”) of $2.50 in cash (the “Total Consideration”). The Total Consideration includes an early tender premium, payable in VICI Exchange Notes, equal to

$30.00. For each $1,000 principal amount of MGP Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date, eligible holders of MGP Notes will be eligible to receive $1,000 principal amount of such series of VICI Exchange Notes (the “Exchange Consideration”) but will not receive the Consent Payment.

Title of Series of MGP Notes	CUSIPs	Series of VICI Exchange Notes	Aggregate Principal Amount Outstanding	MGP Notes Tendered at Early Tender Date
				Principal Amount	Percentage
5.625% Senior Notes due 2024	55303WAA5 / 55303XAC9 / U5930AAA6	VICI 5.625% Senior Notes due 2024	$1,050,000,000	$1,018,277,000	96.98%
4.625% Senior Notes due 2025	55303XAK1 / U5930BAD8	VICI 4.625% Senior Notes due 2025	$800,000,000	$798,920,000	99.87%
4.500% Senior Notes due 2026	55303XAB1	VICI 4.500% Senior Notes due 2026	$500,000,000	$465,776,000	93.16%
5.750% Senior Notes due 2027	55303XAG0 / 55303XAJ4 / U5930BAC0	VICI 5.750% Senior Notes due 2027	$750,000,000	$744,356,000	99.25%
4.500% Senior Notes due 2028	55303XAD7 / 55303XAF2 / U5930BAB2	VICI 4.500% Senior Notes due 2028	$350,000,000	$347,671,000	99.33%
3.875% Senior Notes due 2029	55303XAL9 / U5930BAE6	VICI 3.875% Senior Notes due 2029	$750,000,000	$746,631,000	99.55%

The Exchange Offers and the Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum, dated September 13, 2021 (the “Offering Memorandum”), in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”).
Documents relating to the Exchange Offers and the Consent Solicitations will only be distributed to eligible holders of MGP Notes who properly complete and return an eligibility certification confirming that they are either a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or not a “U.S. person” and outside the United States under Regulation S under the Securities Act for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and the Consent Solicitations are described in the Offering Memorandum, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, by telephone at (800) 820-2415 (U.S. toll-free) or (212) 269-5550 (banks and brokers), or by email at vici@dfking.com. The eligibility certification may be completed at www.dfking.com/vici or is also available by contacting D.F. King & Co., Inc. at the information above.
The VICI Exchange Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and the Consent Solicitations are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.
About VICI Properties
VICI Properties Inc. is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 28 gaming facilities comprising over 47 million square feet and features approximately 17,800 hotel rooms and more than 200 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., the Eastern Band of Cherokee Indians, Hard Rock International Inc., JACK Entertainment LLC and Penn National Gaming, Inc. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio.
Forward Looking Statements
This press release contains certain forward-looking statements with respect to the Exchange Offers and the Consent Solicitations and the Mergers described herein, including statements regarding the anticipated timing of such transactions. These forward-looking statements generally are identified by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.
Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the Company’s, MGM Growth Properties LLC’s (“MGP”) and each company’s respective tenants’ financial condition, results of operations, cash flows and performance. The extent to which the COVID-19 pandemic continues to adversely affect each company’s tenants, and ultimately impacts each company’s business, financial condition, results of operations, cash flows and performance depends on future developments which cannot be predicted with confidence. Many additional factors could cause actual future events and results to differ materially from the forward-looking statements, including but not limited to: (i) the possibility that the Company stockholders do not approve the proposed transaction or that other conditions to the closing of the proposed transaction are not satisfied or waived at all or on the anticipated timeline, (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction, (iii) the risk that MGP’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (iv) unexpected costs or liabilities relating to the proposed transaction, (v) litigation relating to the proposed transaction that has been and may in the future be instituted against the Company or MGP or their respective directors or officers and the resulting expense or delay, (vi) the risk that disruptions caused by or relating to the proposed transaction will harm the Company’s or MGP’s business, including current plans and operations, (vii) the ability of the Company or MGP to retain and hire key personnel, (viii) potential adverse reactions by tenants or other business partners or changes to business relationships, including joint ventures, resulting from the announcement or completion of the proposed transaction, (ix) risks relating to the market value of the Company’s common stock to be issued in the proposed transaction, (x) risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (xi) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets, (xii) general economic and market developments and conditions, (xiii) restrictions during the pendency of the proposed transaction or thereafter that may impact the Company’s or MGP’s ability to pursue certain business opportunities or strategic transactions, (xiv) either company’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes, and (xv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Master Transaction Agreement relating to the proposed transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Investors are cautioned to interpret many of the risks identified in the “Risk Factors” section of these filings as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company gives no assurance that it will achieve its expectations.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Danny Valoy
Vice President, Finance
DValoy@viciproperties.com